UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934
(Amendment No. __)

Filed by the Registrant  [X]
Filed by a Party other than the Registrant  [   ]

Check the appropriate box:
[ ]	Preliminary Proxy Statement
[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]	Definitive Proxy Statement
[X]	Definitive Additional Materials
[ ]	Soliciting Material Pursuant to Sec. 240.14a-12

Templeton Global Income Fund

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]	No fee required.

[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

[ ]	Fee paid previously with preliminary proxy materials.

[ ]
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:
____________________________________________________________
(2) Form, Schedule or Registration Statement No.:
____________________________________________________________
(3) Filing Party:
____________________________________________________________
(4) Date Filed:
____________________________________________________________

TEMPLETON GLOBAL INCOME FUND

Dear Shareholder:

We have tried unsuccessfully to contact you, whether by mail or by phone, regarding a very important matter concerning your investment in the Templeton Global Income Fund (Ticker: GIM). This matter pertains to an important operating initiative for the fund for which we need your consideration and response. The deadline to hear from you is April 30, 2021.

It is very important that we speak to you regarding this matter.  Please call toll-free at (888) 564-8149 between 9:00 a.m. and 10:00 p.m. Eastern Time, Monday through Friday, or 10:00 a.m. to 6:00 p.m. Eastern Time on Saturday.  At the time of the call, please reference the Investor ID listed below.

INVESTOR PROFILE:
Investor ID:	123456789	Security ID: 123456789
Shares owned:	1,234.00

There is no confidential information required and the call will only take a few moments of your time.  Please contact us as soon as possible.

Thank you for your time and consideration.

Sincerely,

Lori A. Weber
Vice President and Secretary

OFFICIAL BUSINESS  This is not a scam, fraud or a scheme.  This document relates to an investment in the Templeton Global Income Fund you own through a broker or bank.